Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

12-03

Contacts:	James Haddox - CFO
Kip Rupp, CFA – Investors
Reba Reid – Media
Quanta Services, Inc.
713-629-7600

Quanta Services Reports Certain Items Impacting Fourth Quarter 2011 Results

Excluding the effect of these items, Quanta currently expects its fourth quarter diluted earnings per share to be within the previously announced range of $0.32 to $0.36

HOUSTON – Feb. 7, 2012 – Quanta Services, Inc. (NYSE: PWR) today announced that its 2011 fourth quarter results will include a pre-tax charge to earnings of $32.6 million due to the withdrawal from the Central States Southeast and Southwest Areas Pension Plan (Central States Plan) by certain Quanta subsidiaries. In addition, Quanta expects to record a tax benefit of between $10 million and $11 million primarily related to the release of income tax contingencies in the fourth quarter of 2011 as a result of the expiration of various federal and state statutes of limitations and audit settlements. Quanta estimates that the net effect of these items will negatively impact the company’s diluted earnings per share for the fourth quarter and full year by approximately $0.04 to $0.05. If the net effect of these items are excluded, Quanta currently expects its fourth quarter 2011 diluted earnings per share to be within its previously announced range of $0.32 to $0.36.

The recognition of the partial withdrawal liability in the fourth quarter of 2011 resulted from the withdrawal from the Central States Plan by certain Quanta subsidiaries following an amendment to a collective bargaining agreement with the International Brotherhood of Teamsters that eliminated obligations to contribute to the Central States Plan. The Central States Plan’s obligations for vested benefits are significantly underfunded, and Quanta believes that withdrawal from the Central States Plan was advantageous because it limited Quanta’s exposure to increased liabilities from a future withdrawal if the underfunding status of the Central States Plan deteriorates further. The Quanta subsidiaries and other members of the Pipe Line Contractors Association (PLCA) that withdrew from the Central States Plan will contribute to a new multiemployer pension plan on behalf of affected Teamster employees, with contributions currently being made to an escrow fund until the new plan is established.

The partial withdrawal liability recognized in the fourth quarter is based on the most recent estimates received from the Central States Plan. Quanta expects the Central States Plan to issue a formal assessment of the partial withdrawal liability, which is anticipated to occur no earlier than 2013 and may differ from the amount recognized in the fourth quarter, and Quanta may seek to challenge and further negotiate the assessment at that time. The Central States Plan has asserted that the PLCA members did not effect a withdrawal in 2011, although Quanta believes that a legally effective withdrawal occurred in the fourth quarter of 2011 and has recorded the partial withdrawal liability on this basis. If, however, the Central States Plan were to prevail in its assertions and a withdrawal of the Quanta subsidiaries was deemed to occur after 2011, the amount of any withdrawal liability could increase substantially. Certain other Quanta subsidiaries also continue to participate in the Central States Plan. Quanta is evaluating the possibility of withdrawal of these subsidiaries from the plan, which will depend on various factors, including the collective bargaining agreements under which the subsidiaries participate and whether exemptions from withdrawal liability applicable to construction industry employers will be available. Given the unknown nature of some of these factors, the amount or timing of any liability upon withdrawal of the subsidiaries remaining in the Central States Plan is uncertain. However, Quanta currently does not expect the liability upon withdrawal of the subsidiaries remaining in the Central States Plan to be material.

About Quanta Services:

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, natural gas and pipeline and telecommunication industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America and in select international markets, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, estimates regarding Quanta’s partial withdrawal liability and factors that may affect the amount of the liability in the future, the materiality of the amount of any withdrawal liability for Quanta’s subsidiaries remaining in the Central States Fund, Quanta’s beliefs regarding the advantages of withdrawal from the Central States Plan, projected revenues and earnings per share and other projections of financial and operating results; growth or opportunities in particular markets; and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, the amount of the future assessments from the Central States Plan and Quanta’s opportunity to challenge and negotiate the assessed amount; the success of any legal challenges to the effectiveness or timing of the withdrawal from the Central States Plan; factors affecting whether the Quanta subsidiaries remaining in the Central States Plan withdraw and the amount of any applicable withdrawal liability that may be assessed; future financial performance of assets held by the Central States Plan; quarterly variations in operating results, including as a result of weather, site conditions, project schedules, regulatory and environmental restrictions, bidding and spending patterns and other factors that may affect the timing or productivity on projects; adverse economic and financial conditions, including weakness in the capital markets; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, existing or pending projects, including as a result of weather, regulatory or environmental processes or capital constraints that may impact our customers; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the ability to generate internal growth; the ability to effectively compete for new projects and market share; the failure of renewable energy initiatives, the economic stimulus package or other existing or potential legislative actions to result in increased demand for Quanta’s services; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured; potential additional risk exposure resulting from any unavailability or cancellation of third party insurance coverage; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the potential that participation in joint ventures exposes us to liability and/or harm to our reputation for actions or omissions by our partners; our failure to comply with the terms of our contracts, which may result in unexcused delays, warranty claims, damages or contract terminations; the effect of natural gas and oil prices on Quanta’s operations and growth opportunities; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the failure of our customers to comply with regulatory requirements applicable to their projects, including those related to awards of stimulus funds, potentially resulting in project delays or cancellations; budgetary or other constraints that may reduce or eliminate government funding of projects, including stimulus projects, which may result in project delays or cancellations in whole or in part; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; risks associated with operating in international markets; the ability to successfully identify and complete acquisitions, to effectively integrate acquired businesses and their operations, and to realize potential synergies, such as cross-selling opportunities, from acquisitions; the potential adverse impact resulting from uncertainty surrounding acquisitions, including the ability to retain key personnel from the acquired businesses and the potential increase in risks already existing in Quanta’s operations; the adverse impact of goodwill or other intangible asset impairments; growth outpacing infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce our intellectual property rights or the obsolescence of such rights; risks associated with the implementation of an information technology solution; the impact of a unionized workforce on operations and the ability to complete future acquisitions; liabilities associated with union pension plans, including underfunding of liabilities; potential liabilities relating to occupational health and safety matters; risks associated with our dependence on suppliers, subcontractors and equipment manufacturers and their ability to perform their obligations; risks associated with Quanta’s fiber optic licensing business, including regulatory changes and the potential inability to realize a return on capital investments; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investment activities; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; rapid technological and structural changes that could reduce the demand for services; the potential impact of incurring additional healthcare costs arising from federal healthcare reform, and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2010, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

####